Exhibit 23.01



                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54138) pertaining to The Life Re Corporation Stock Investment Plan, the Registration Statement (Form S-8 No. 33-80251) pertaining to The Life Re Corporation Stock Option Plan and the Registration Statement (Form S-8 No. 33-80737) pertaining to The Life Re Corporation 1993 Non-Employee Directors Stock Option Plan of our report dated February 4, 1997, with respect to the consolidated financial statements and schedule of Life Re Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




                                          /S/ ERNST & YOUNG LLP


Stamford, Connecticut
March 26, 1997